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                                             EXHIBIT 11(I) UNDER FORM N-1A


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated September 15, 1995, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No. 33-24848) and the related Prospectus of certain Fountain Square Funds (comprising respectively, Fountain Square Ohio Tax Free bond Fund, Fountain Square U.S. Government Securities Fund, Fountain Square Quality Bond Fund, Fountain Square Quality Growth Fund, Fountain Square Mid Cap Fund, Fountain Square Balanced Fund and Fountain Square International Equity
Fund).


                                         /s/ Ernst & Young LLP
                                         -------------------------------


Pittsburgh, Pennsylvania
January 12, 1996